FIFTH AMENDMENT TO THE
AMENDED AND RESTATED
OUTSIDE DIRECTORS STOCK BASED COMPENSATION PLAN

This Fifth Amendment to the Amended and Restated Outside Directors Stock Based Compensation Plan (“Amendment”) is adopted by Black Hills Corporation (“Company”) effective the 1st day of January, 2018.

1.	RECITALS.
This document is the Fifth Amendment to the Amended and Restated Outside Directors Stock Based Compensation Plan which was adopted by the Company effective the 1st day of January, 2018 (“Plan”). Under Section 11 of the Plan, the Company reserved the right to amend, modify, or discontinue the Plan provided only that any modification is not to reduce accrued and unpaid benefits. The amendment hereunder does not reduce any accrued or unpaid benefits.

2.	AMENDMENTS TO SECTION 4. ADDITIONS TO ACCOUNTS.
Section 4b of the Plan is amended and restated as follows:

b.
For each of the applicable Quarter Periods designated in the table below, each Participant shall be entitled to a quarterly addition to their Account in the amount determined by dividing the sum of the applicable Quarterly Value by the market price of the Company common stock on the last trading day of the applicable Quarterly Period that the Participant is eligible for benefits.

If a Participant is not an Outside Director for the entire Quarter Period, then the Participant’s addition for the quarter should be prorated for the number of months that the Participant served as Outside Director.

Quarterly Period	Quarterly Value

December 1, 2007 - February 29, 2008	$11,333.33

March 1, 2008 - May 31, 2008 through September 1, 2010 - November 30, 2010	$12,500.00

December 1, 2010 - February 28, 2011	$14,166.67

March 1, 2011 - May 31, 2011 through September 1, 2012 - November 30, 2012	$15,000.00

December 1, 2012 - February 28, 2013	$17,500.00

March 1, 2013 - May 31, 2013 through September 1, 2014 - November 30, 2014	$18,750.00

December 1, 2014 - February 28, 2015	$19,583.33

March 1, 2015 - May 31, 2015 through September 1, 2016 - November 30, 2016	$20,000.00

December 1, 2016 - February 28, 2017	$21,666.67

March 1, 2017 - May 31, 2017 through September 1, 2017 - November 30, 2017	$22,500.00

December 1, 2017 - February 28, 2018	$22,708.33

March 1, 2018 - May 31, 2018 through Quarterly Periods thereafter	$23,125.00

3.	NO OTHER CHANGES.
Other than specifically set forth herein, all terms, conditions and provisions of the Plan shall remain the same.

Dated this 23rd day of October, 2017.

BLACK HILLS CORPORATION

By /s/ David R. Emery
Its Chairman and CEO

ATTEST:

/s/ Roxann R. Basham
Secretary

(CORPORATE SEAL)